UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2021

GOOD HEMP, INC.
(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-54509	45-2578051
(Commission File Number)	(IRS Employer Identification No.)

20311 Chartwell Ctr. Dr., Ste. 1469, Cornelius, NC	28031
(Address of Principal Executive Offices)	(Zip Code)

1-800-947-9197

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§204.12b-2 of this chapter.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Effective August 24, 2021, the Company entered into a securities purchase agreement (the “SPA”) with Geneva Roth Remark Holdings, Inc., a New York corporation, pursuant to which the Company agreed to issue to the investor (i) a Promissory Note (the “Note”), dated August 13, 2021, in the principal amount of $250,375; and (ii) three-year cashless warrants to purchase 52,265 shares of Company common stock at an exercise price of $1.20 per share, subject to adjustment for certain dilutive events.

The warrants were issued to the investor, and the Note was funded by the investor on August 24, 2021, and on such date pursuant to the SPA, the Company reimbursed the investor for expenses for legal fees and due diligence of $2,500, and the investor received an original issue discount of $22,875, with the Company receiving net funding of $225,000. The SPA includes customary representations, warranties and covenants by the Company and customary closing conditions. The Note matures on August 13, 2022, a one-time interest rate of 10% accrued upon issuance, and the Note must be repaid in 10 monthly payments of $27,541.25, with the first payment due on September 31, 2021. As long as the Note is not in default, the Note is not convertible. Upon the occurrence of an event of default, the note is convertible into shares of the Company’s common stock at a conversion price equal to 75% multiplied by the closing bid price for the trading day immediately prior to conversion; provided, however, that the investor may not convert the note to the extent that such conversion would result in the investor’s beneficial ownership of the Company’s common stock being in excess of 4.99% of the Company’s issued and outstanding common stock. The beneficial ownership limitation may not be waived by the investor.

The foregoing descriptions of SPA and Note do not purport to be complete and are qualified in their entirety by reference to the full text of the SPA and Note, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided above in Item 1.01 herein is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement, entered into between Good Hemp, Inc. and Geneva Roth Remark Holdings, Inc., dated August 13, 2021 *

10.2	Promissory Note dated August 13, 2021, by Good Hemp, Inc. to Geneva Roth Remark Holdings, Inc. *

*Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD HEMP, INC.

Dated: August 26, 2021	By:	/s/ William Alessi
William Alessi
Chief Executive Officer

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